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                          STRATEGIC MARKETING AGREEMENT

                                  by and among

                        Agencourt Bioscience Corporation
                            (a Delaware corporation)

                                       and

                           Packard BioScience Company
                            (a Delaware corporation)

                                October 11, 2000

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                          STRATEGIC MARKETING AGREEMENT

      This STRATEGIC MARKETING AGREEMENT (this "Agreement") is entered into as of October 11, 2000 (the "Effective Date"), by and between Agencourt Bioscience Corporation, a Delaware corporation ("Agencourt"), and Packard BioScience Company, a Delaware corporation ("Packard" and together with Agencourt, the "Parties").

      WHEREAS, Agencourt has developed certain proprietary products and technology for high-throughput Nucleic Acid purification;

      WHEREAS, Packard is the manufacturer of automated laboratory testing equipment and certain consumables for the Life Sciences market; and

      WHEREAS, Agencourt and Packard desire to enter into a strategic marketing alliance (the "Marketing Alliance") whereby each Party agrees to promote the sales of the other Party's products to its customers and clients;

      NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is agreed by and between the Parties as follows:

1.    DEFINITIONS

      1.1 "$"- has the meaning set forth in Section 13.6.

      1.2 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

      1.3 "Agencourt" has the meaning set forth in the preamble.

      1.4 "Agencourt Customers" means any Third Party to whom Agencourt has sold or granted the right to use the Agencourt Products.

      1.5 "Agencourt Products" means the packaged reagent products as set forth on Schedule A hereto, and any derivatives, improvements or enhancements directly related thereto which are created or developed by Agencourt.

      1.6 "Agreement" has the meaning set forth in the preamble.

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      1.7 "Alternative Equipment" means any equipment that an Agencourt Customer owns or proposes to purchase that is not produced by Packard.

      1.8 "Association" has the meaning set forth in Section 13.18.

      1.9 "Breaching Party" has the meaning set forth in Section 7.5.

      1.10 "Capital Transaction" means the offer, sale, disposition, grant or option to purchase of any equity or equity-equivalent Securities of Agencourt, including the issuance of any debt or other instrument at any time over the life thereof convertible into or exchangeable for Common Stock, or any other transaction intended to be exempt or not subject to registration under the Securities Act.

      1.11 "Change of Control" means with respect to any Person (i) the sale of all or substantially all of the assets of such Person, (ii) a sale of all or substantially all of the equity securities of such Person to a Third Party,
(iii) the merger or consolidation of such Person with a Third Party, except if the voting securities of such Person outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of such Person or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the liquidation or dissolution of such Person.

      1.12 "Change of Management" means the voluntary or involuntary removal of [* * *].

      1.13 "Common Stock" has the meaning set forth in Section 5.1.

      1.14 "Confidential Information" has the meaning set forth in Section 8.1.

      1.15 "Customers" means the Agencourt Customers and the Packard Customers.

      1.16 "Delivery Schedule" has the meaning set forth in Section 3.1.

      1.17 "Demonstration Equipment" has the meaning set forth in Section 3.3.

      1.18 [* * *].

      1.19 "DNA" means deoxyribonucleic acid.

      1.20 "Dollars" has the meaning set forth in Section 13.6.

      1.21 "Effective Date" has the meaning set forth in the preamble.



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.



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      1.22 "Equipment" has the meaning set forth in Section 3.4.

      1.23 "Finder's Fee" has the meaning set forth in Section 2.5.

      1.24 "First Round" has the meaning set forth in Section 5.1.

      1.25 "Genome" means the genetic code of various organisms, including, but not limited to, Human, Mouse, Chimpanzee, Acorn Worm, Neurospora, Dog, Horse, ZebraFish, Tetraodon, Pufferfish, Corn, Wheat, Loblolly Pine.

      1.26 [* * *].

      1.27 "Indemnified Party" has the meaning set forth in Section 10.2.

      1.28 "Indemnifying Party" has the meaning set forth in Section 10.2.

      1.29 "Indemnitees" has the meaning set forth in Section 10.1.

      1.30 "Intellectual Property" has the meaning set forth in Section 8.2.

      1.31 "Losses" has the meaning set forth in Section 10.1.

      1.32 "Marketing Alliance" has the meaning set forth in the recitals.

      1.33 "Net Sales" means, for each Product sold by a Party or any Affiliate of a Party to a Third Party (other than an Affiliate), [* * *].

      1.34 "Nucleic Acid" means both DNA and RNA.

      1.35 "Packard" has the meaning set forth in the preamble.

      1.36 "Packard Customers" means any Third Party to whom the Packard has granted the right to use the Packard Products.

      1.37 "Packard Maintenance Agreement" means the Maintenance Agreement set forth on Exhibit IV.

      1.38 "Packard Products" means the products set forth on Schedule B hereto, and any derivatives, improvements or enhancements directly related thereto which are created or developed by Packard.



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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      1.39 "Packard Terms and Conditions" means Packard's standard terms and conditions as set forth on Exhibit III.

      1.40 "Parties" has the meaning set forth in the preamble.

      1.41 "PCR" means polymerase chain reaction.

      1.42 "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      1.43 "Plasmid Vectors" has the meaning set forth in Schedule A hereto.

      1.44 "Products" means the Agencourt Products and the Packard Products.

      1.45 "Purchased Equipment" has the meaning set forth in Section 3.1.

      1.46 "Research Collaborators" means the 20 individual laboratories approved by Packard in its reasonable discretion with whom Agencourt has a research collaboration agreement. Agencourt will identify such Persons to Packard in writing [* * *].

      1.47 "Qualified Public Offering" means a fully underwritten, firm commitment public offering, including a firm commitment underwriting performed by the Dutch auction method, pursuant to an effective registration statement filed under the Securities Act covering the offer and sale by the Corporation of shares of its Common Stock in which the aggregate price paid by the public for such shares shall equal or exceed [* * *].

      1.48 "Report" has the meaning set forth in Section 2.6.

      1.49 "Restrictive Covenants" has the meaning set forth in Section 7.5.

      1.50 "RNA" means ribonucleic acid.

      1.51 "Second Round" means [* * *].

      1.52 "Securities" means any and all shares of, or any securities convertible or exercisable into shares of, capital stock of Agencourt.

      1.53 "Securities Act" means the Securities Act of 1933, as amended.



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

      1.54 "Stockholders Agreement" means the Stockholders Agreement, dated as of July 5, 2000, among Agencourt and certain holders of its Securities, as may be amended, modified or supplemented from time to time.

      1.55 "Strategic Partner" means [* * *].

      1.56 "Strategic Transaction" means any relationship in which Agencourt issues to a Strategic Partner (including, but not limited to, an acquisition or joint venture, but shall not include a Capital Transaction) Securities, in a single transaction or a series of transactions, which in the aggregate equal more than 5% of the total issued and outstanding Securities as determined at the time of such issuance and taking into account such issuance.

      1.57 "Subscription Agreement" has the meaning set forth in Section 5.1.

      1.58 "Temporary Equipment" has the meaning set forth in Section 3.4.

      1.59 "Third Party" means any Person other than Agencourt or Packard, or an Affiliate of either of them.

      1.60 "Transaction Notice" has the meaning set forth in Section 6.1.

      1.61 "Warrant" has the meaning set forth in Section 5.2.

2.    MARKETING ALLIANCE

      2.1 Marketing and Promotion.

            (a) The Parties shall use commercially reasonable efforts to engage in co-marketing and co-promotion activities in connection with the Agencourt Products and the Packard Products. Neither Party shall enter into an agreement with any Third Party that would prohibit it from marketing and promoting the other Party's Products.

            (b) Packard [* * *]. in trade journals, including, but not limited to, (i) Genetic Engineering News, (ii) Nature, (iii) Science, (iv) Nature Biotech, and (v) Genome Research.

            c) The Parties shall use commercially reasonable efforts to prepare a mutually agreeable marketing and promotion plan within [* * *] of the date


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

hereof. Such plan shall include, at a minimum, (i) the number of advertisements that the Parties shall purchase in accordance with Section 2.1; (ii) the number of issues of each trade journal in which such advertisements will appear; (iii) the design, layout, artwork and copy for each advertisement; and (iv) the appropriate allocation of expenses for the marketing, promotion, and advertising efforts described in this Section 2.1.

      2.2 [* * *].

      2.3 Sales Leads and Mailing Lists. Each Party shall mutually cooperate with the other Party to share information in promoting and furthering the sale of their respective Products and obtaining new Customers.

      2.4 Reimbursement of Expenses. Neither Party shall be obligated to reimburse the other Party, in whole or in part, for any expense which such other Party incurred, unless the Parties mutually agree to such reimbursement, in writing, prior to the incurring of such an expense.

      2.5 Finder's Fee. Packard shall pay to Agencourt a finder's fees (the "Finder's Fee") equal to [* * *] of Net Sales on any Packard Product related to Nucleic Acid purification sold to [* * *] during the term of this Agreement.

      2.6 Reports and Payment. Packard shall deliver to Agencourt, within 60 days after the end of each calendar quarter (such calendar quarter shall end on March 31, June 30, September 30, and December 31), a written accounting of Finder's Fees (the



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

"Report"), including quantities and monetary amounts of sales of each Packard Product and the amount of the Finder's Fee payments due to Agencourt for such calendar quarter. Packard shall, simultaneously with the delivery of each Report, tender to Agencourt the total Finder's Fee shown to be due thereon.

      2.7 Audit Rights. Packard shall permit Agencourt or its representatives to have access, no more than once in each calendar year during the term of this Agreement and twice during the three calendar years following the termination hereof, during regular business hours and upon reasonable notice, to its records and books solely to the extent necessary to determine the appropriateness of all amounts payable hereunder. If such examination reveals that such amounts have been understated for any calendar year, Packard shall promptly pay the amount of any verified underpayment; provided that if such examination was not conducted by an independent accountant, Packard shall have the right to engage an independent accountant at Packard's expense and reasonably acceptable to Agencourt, to verify the results of such examination. If such independent accountant determines that the amount of the underpayment is incorrect, such amount shall be adjusted accordingly and, to the extent Packard has underpaid amounts owed to Agencourt, shall be promptly paid by Packard. If, however, such examination reveals that such amounts have been overstated for any calendar year, Agencourt shall promptly refund the amount of any overpayment to Packard.

3.    PURCHASE AND DEMONSTRATION OF PACKARD EQUIPMENT

      3.1 Purchased Equipment. Packard hereby agrees to sell, assign, transfer and deliver to Agencourt, and Agencourt hereby agrees to purchase from Packard, subject to the Packard Terms and Conditions, the Packard Products listed on Schedule C (the "Purchased Equipment"). Packard shall deliver the Purchased Equipment to Agencourt in accordance with the delivery schedule listed on Schedule C (the "Delivery Schedule").

      3.2 Payment Schedule. Agencourt shall pay to Packard the aggregate purchase price of [* * *] for the Purchased Equipment, in accordance with the Packard Terms and Conditions and the following payment schedule:

            (a) [* * *] on the Effective Date; and

            (b) [* * *] upon delivery of the Purchased Equipment.

      3.3 Demonstration Equipment. Packard shall deliver to Agencourt, in accordance with the delivery schedule listed on Schedule D, the Packard Products listed on Schedule D (the "Demonstration Equipment"). In accordance with the time periods set forth on Schedule D, the Demonstration Equipment shall be returned to Packard in good working conditions, reasonable wear and tear excepted. Packard shall retain all right and title to the Demonstration Equipment.



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

      3.4 Temporary Equipment. Packard shall deliver to Agencourt, no later than [* * *], the Packard Products listed on Schedule E (the "Temporary
Equipment" and, collectively with the Purchased Equipment and the Demonstration Equipment, the "Equipment"). In accordance with the time periods set forth on Schedule E, the Temporary Equipment shall be returned to Packard in good working conditions, reasonable wear and tear excepted. Packard shall retain all right and title to the Temporary Equipment.

      3.5 Training and Support. Packard shall provide Agencourt with all necessary and appropriate training and support regarding the use of the Equipment in accordance with Packard's standard policies and procedures.

      3.6 Repair and Maintenance of Equipment. Subject to the terms and conditions of the Packard Maintenance Agreement, Packard shall repair and maintain the Equipment, [* * *] from the date such Equipment is delivered to Agencourt. With respect to any Equipment, Agencourt shall have the option to renew the Packard Maintenance Agreement for up to [* * *] at Packard's then current rate for the Packard Maintenance Agreement for such Equipment.

      3.7 Rights in the Equipment. Packard covenants and warrants that the Equipment shall be delivered free and clear of all liens and encumbrances.

4.    SERVICING AND MAINTENANCE

      4.1 Unless otherwise agreed by the Parties, all sales of Packard Products made by Packard to Third Parties identified by Agencourt shall be made on substantially the same terms and conditions as the Packard Terms and Conditions and Packard shall offer to such Third Parties the option, at Packard's then-current fee, to enter into maintenance agreement on substantially the same terms and conditions as Packard makes available to similarly situated Customers.

      4.2 Unless otherwise agreed by the Parties, all sales of Agencourt Products made by Agencourt to Third Parties identified by Packard shall be made on substantially the same terms and conditions as Agencourt's standard terms and conditions.

5.    PURCHASE OF COMMON STOCK AND WARRANTS

      5.1 Common Stock. In connection with Agencourt's next round of financing that is expected to be consummated on or about September 30, 2000 (the "First Round"), Packard or its Affiliates shall purchase shares of Agencourt common stock, par value $0.0001 (the "Common Stock") from Agencourt at [* * *] per share, for a total purchase price of approximately [* * *], in accordance with the terms and conditions of the subscription booklet attached hereto as
Exhibit I (the "Subscription Agreement").



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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      5.2 Warrant. On the Effective Date of this Agreement, Packard or its
Affiliates shall purchase from Agencourt for a total purchase price of [* * *], and Agencourt shall issue to Packard, a warrant (the "Warrant"), substantially in the form attached herein as Exhibit II, registered in the name of Packard, or in such other name as Packard shall designate.

6.    [* * *].

7.    RESTRICTIVE COVENANTS

      7.1 Non-Competition. If, during the term of this Agreement, a Party, directly or indirectly, develops, manufactures, markets, sells or otherwise distributes any products that are competitive with the Products of the other Party, then the other Party shall have



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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the right to immediately terminate this Agreement and its obligations hereunder;
provided, however, that each Party may market or promote its Products or the products of other Persons if such marketing and promotion is conducted in accordance with the provisions of Section 2.

      7.2 Non-Solicitation. Except as otherwise provided herein, during the term of this Agreement, each Party agrees that neither it nor any of its divisions or operating groups that directly participates in or is directly responsible for the development or commercialization of the Products pursuant to this Agreement shall, directly or indirectly (a) recruit, solicit or induce any employee of the other Party or any of its Affiliates to terminate his or her employment with such other Party or in any way interfere with the relationship between the other Party and any employee thereof; (b) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the other Party or any of its Affiliates to cease doing business with the other Party or such Affiliate; or (c) make any disparaging statements or communications about the other Party or any of its Affiliates. Generalized solicitations, such as job postings and newspaper advertisements, shall not be considered to be "recruiting," "inducing," or "soliciting" under this Section 7.2.

      7.3 Geographic Scope. The restrictions contained in this Section 7 shall extend to all geographic areas, whether in the United States or outside of the United States where the Party seeking the enforcement of this Section 7 has, at any time during the term of this Agreement, offered any products, processes or services.

      7.4 Substitution of Terms. If an arbitrator or court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the arbitrator or court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

      7.5 Rights and Remedies. If a Party breaches, or threatens to commit a breach (the "Breaching Party") of, any of the covenants set forth in this
Section 7 (the "Restrictive Covenants"), the other Party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the other Party at law or in equity, including the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the other Party and that money damages would not provide an adequate remedy to the other Party.


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8.    CONFIDENTIALITY

      8.1 Confidential Information.

            (a) The Parties agree that all information, know-how, trade, scientific, technical or non-technical data, samples, materials, manuals, conclusions, operating and testing procedures, formulas, formulations, business plans, marketing and sales information, reports, drawings, or plans, including, but not limited to, information specifically relating to the marketing and sales of the Products, or information relating to the business affairs or finances of the Parties or their Affiliates or of any suppliers, agents, distributors, licensees or customers of the Parties, when it comes into the possession of the other Party, whether disclosed or provided in oral, written (including but not limited to electronic, facsimile, paper or other means), graphic, photographic or any other form, and, that a Party knows or reasonably should have known is the confidential information of the other Party, shall be deemed confidential information ("Confidential Information").

            (b) Without limiting the foregoing, information disclosed in accordance with Sections 2.1, 2.2., 2.3, 2.6 and 2.7 shall be deemed "Confidential Information" for purposes of this Agreement.

            (c) For purposes of this Agreement, the definition of "Confidential Information" shall be deemed to exclude information:

                  (i) which is provided to Third Parties to the extent necessary to use the Products;

                  (ii) which can be shown by written documentation to have been known by the recipient prior to receipt from the other;

                  (iii) which is public or lawfully becomes generally available to the public through no fault of the recipient;

                  (iv) which is lawfully acquired from a Third Party without being made subject to an obligation of confidence by the Third Party;

                  (v) which by mutual agreement is released from its confidential status;

                  (vi) which is required to be disclosed under any statutory, regulatory or judicial requirement, including, but not limited to, any filing with the Securities Exchange Commission and in that event, confidentiality will be preserved and protected to the extent possible; additionally, notice will be provided to the other Party prior to any such disclosure.


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            (d) Each Party shall hold Confidential Information of the other
Party in strict confidence and disclose it only on a need-to-know basis to Affiliates, subcontractors and employees of the Parties, who are under a written obligation to maintain the confidentiality of the information.

            (e) Each Party shall use Confidential Information of the other Party only in connection with the activities described in this Agreement.

      8.2 Ownership of Data; No License. Each Party acknowledges that the other Party possesses certain inventions, processes, know-how, trade secrets, improvements, patents, copyrights, other intellectual properties and proprietary rights and other assets, including but not limited to analytical methods, procedures and techniques, procedure manuals, personnel data, financial information, computer technical expertise and software, which have been independently developed by the other Party and which relate to its business or operations or its Products (collectively "Intellectual Property"). It is expressly agreed that neither Party transfers to the other Party by operation of this Agreement any Intellectual Property. All data and information generated or derived by a Party as the result of services performed by such Party under this Agreement shall be and remain the exclusive property of such Party. Any Intellectual Property that may evolve from the data and information as the result of services performed by a Party under this Agreement shall belong to such Party.

      8.3 Survival. Unless otherwise specifically provided in this Agreement, the obligations of the Parties under this Section 8 shall survive the termination or expiration of this Agreement for a period of [* * *].

9.    REPRESENTATIONS AND WARRANTIES

      Each Party represents and warrants to the other that:

      9.1 Corporate Power. It is duly organized and validly existing under existing under the laws of its state or country of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

      9.2 Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the Person or Persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

      9.3 Binding Agreement. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      9.4 Grant of Rights; Maintenance of Agreements. It has not, and will not during the term of this Agreement, grant any right to any Third Party which would conflict with the rights granted to the other Party hereunder or enter any agreement which would impair its ability to perform its obligations under this Agreement. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

      9.5 Validity. It is aware of no action, suit or inquiry or investigation instituted by any governmental agency that questions or threatens the validity of this Agreement.

      9.6 Conformance with Laws. The Parties agree to undertake all of their respective obligations under this Agreement in material conformance with all applicable local, state and federal laws and regulations, as amended. By entering into this Agreement, it is not the intent of the Parties to enter into any financial relationship or arrangement prohibited under state or federal fraud or abuse regulations, nor do the Parties hereto have any belief that the relationship and compensation arrangement provided in this Agreement is prohibited. Neither Party shall assert against the other that the compensation arrangement provided in this Agreement is grounds for voiding the Agreement or rendering the Agreement unenforceable.

      9.7 Rights in Products. Each Party warrants that, to its knowledge, it owns, free and clear, the entire right, title and interest in and to any patent and has obtained any and all required licenses in order to fulfill its obligations under this Agreement. As of the Effective Date, each Party warrants and represents that:

            (a) it has no knowledge of the existence of any patent or trademark owned or controlled by anyone other than such Party or trademark owned or controlled by anyone other than such Party or an Affiliate which covers the Party's Products and would prevent the Party from making, using, or selling the Party's Products or would prevent the Party from promoting or marketing the Party's Products;

            (b) it is not aware of any patents or trademarks owned by Third Parties that would be infringed by the promotion or sale of such Party's Products;

            (c) it is not pursuing any action against any Third Party that such Party believes infringes its trademark, copyright or patent relating to the Product of such Party; and

            (d) there are no actions, suits, claims or proceedings pending against such Party or any of its Affiliates in any court or before any agency, related to alleged patent, trademark, or copyright infringement in connection with such Party's Products,

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and to the best of such Parties' knowledge, no such actions, suits, claims or proceedings have been threatened.

During the term of this Agreement, each Party will use diligent efforts not to diminish the rights granted to the other Party herein, including without limitation by not committing or permitting any acts or omissions which would cause the material breach of any agreements between such Party and Third Parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of such Party's Product. As of the Effective Date, each Party is in compliance in all material respects with any such agreements with Third Parties.

      9.8 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions will, directly or indirectly, contravene, conflict with or result in a violation or breach of any provision of, or give any Third Party the right to declare a default or exercise any remedy under, or to cancel, terminate or modify, any agreement with a Third Party relating to the Products.

      9.9 Disclosure of Agreement. The Parties shall coordinate efforts regarding the preparation and distribution of press releases and other public announcements of this Agreement. Neither Party shall make a public announcement or otherwise disclose the terms of this Agreement to any Third Party without giving prior notice to the other Party and receiving no objection, except that the Parties may without each other's consent disclose (a) the existence of this Agreement, (b) the identity of the other Party and (c) the general subject matter of this Agreement. Each Party shall also be permitted to make such disclosure of the terms of this Agreement as its counsel reasonably determines is necessary to comply with law, provided that such Party shall use commercially reasonable efforts to obtain confidential treatment of any such disclosure.

      9.10 No Use of Names or Trademarks. Neither Party will use the other Party's name in connection with any publication or promotion without the other Party's prior written consent. Nor shall either Party use the other Party's corporate or product logo or trademark in any manner without the other Party's prior written consent.

10.   INDEMNIFICATION; LIMITATION ON LIABILITY

      10.1 Indemnification. Each Party shall indemnify, defend, save, protect, and hold harmless the other Party, its Affiliates, and its and their respective directors, officers, employees, and agents ("Indemnitees") against any and all losses, claims, damages (including special, incidental, indirect, consequential, or punitive damages awarded in a final court or arbitrator's decision to a Third Party), liabilities, costs and expenses (including reasonable attorneys fees and expenses and court costs) (collectively, "Losses") to the extent directly resulting or arising from any Third Party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with:
(a) the design, development, manufacture, sale, distribution or use of the Party's Products; (b) the breach by the Party of any of its obligations under this Agreement; (c) the negligent or wrongful acts or omissions of the Party or any of its directors, officers, employees or agents; (d) a violation of any law, rule or regulation by the Party relating to this Agreement; or (e) the infringement or violation, or alleged infringement or violation by the Party or the Party's Product of any patents or any copyrights, trademark, trade secret or other intellectual property rights. Notwithstanding the foregoing, neither Party shall be required to indemnify the other Party for any Losses to the extent they arise from the negligent or wrongful acts or omissions of the Indemnitees or the Indemnitees' breach of its obligations under this Agreement.

      10.2 Procedure. The Party seeking indemnification hereunder (the "Indemnified Party") shall (a) promptly notify the Party obligated to indemnify (the "Indemnifying Party") of any Losses for which the Indemnified Party seeks indemnification; (b) cooperate fully with Indemnifying Party and its legal representatives in the investigation of any matter the subject of indemnification; (c) permit the Indemnifying Party full control over the defense and settlement of any matter the subject of indemnification; provided, however, that no such matter shall be settled without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld; and (d) not unreasonably withhold its approval of the settlement of any claim, liability or action by Indemnifying Party covered by this indemnification provision.

      10.3 No Consequential or Punitive Damages. Notwithstanding each Parties' rights and remedies in equity, neither Party, nor its Affiliates or their respective directors, officers, employees or agents shall have any liability to the other Party for any special, incidental, indirect, consequential, or punitive damages, including, but not limited to the loss of opportunity, use, revenue or profit, in connection with or arising out of this Agreement, or the services performed by the Party hereunder, even if such damages were foreseeable.

      10.4 Insurance. Each Party shall at its own expense obtain and maintain insurance of a type and amount as may be necessary to protect its interests and obligations connected with its performance under this Agreement. Neither Party shall do or omit to do any act, matter or thing which could prejudice or render voidable any such insurance. Each Party shall, upon request by the other, provide a certification evidencing the insurance or any renewal. Each Party shall notify the other Party of any cancellation of or material change in any such insurance arrangements, if possible, prior to cancellation or material change, but in any event, as soon as possible.

11.   [* * *].



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

12.   TERM AND TERMINATION

      12.1 Term. This Agreement shall take effect as of the Effective Date and shall remain in effect for an initial term of [* * *], unless sooner terminated in accordance with the provisions of Section 7.1 or this Article 12.

      12.2 Renewal. This Agreement may be renewed for an additional term, upon the mutual written agreement of the Parties.

      12.3 Material Breach. Either Party may terminate this Agreement by written notice at any time if the other Party defaults in the performance of any material obligations under this Agreement. In the event of such default, the Party declaring the default shall provide the defaulting Party with written notice setting forth the nature of the default, and the defaulting Party shall have thirty (30) days to cure the default. If the defaulting Party fails to cure the default within the foregoing time periods, and provided the default is continuing, the other Party may terminate this Agreement by written notice to the defaulting Party, which notice shall be effective upon receipt.

      12.4 Bankruptcy. Either Party may terminate this Agreement by written notice to the other Party, if the other Party files a petition for bankruptcy, reorganization or arrangement under any state statute, or makes an assignment for the benefit of creditors or takes advantage of any insolvency statute or similar statute, or such filing is made by a Third Party, and such filing is not withdrawn within sixty (60) days of the filing date, or


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

if a receiver or trustee is appointed for the property and assets of the Party and the receivership proceedings are not dismissed within sixty (60) days of such appointment.

      12.5 Accrued Rights. Termination of the Agreement for whatever reason shall not affect the accrued rights of either of the Parties, arising under or out of this Agreement and all provisions that expressly or by implication survive this Agreement shall remain in full force and effect. Termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation.

      12.6 Fees Upon Termination. Upon termination of the Agreement pursuant to this Article 12 or otherwise, all earned and unpaid fees and other charges payable under this Agreement shall become immediately due and payable.

      12.7 Return of Materials. At the completion of the services by either of the Parties or upon termination pursuant to this Article 12, all materials and all other data owned by the other Party under this Agreement, regardless of the method of storage or retrieval, shall either be delivered to such other Party in such form as is then currently in the possession of the Party or disposed of, at the direction and written request of the other Party unless such materials are otherwise required to be stored or maintained by the other Party as a matter of law or regulation. The costs associated with this Section shall be paid by Party storing or disposing such materials or data, as described in this Section.

      12.8 Survival. The following provisions shall survive any expiration or termination of this Agreement, and if time periods are specified, for the period of time specified: Section 2.7, Articles 8-10, Sections 12.5-12.7, and Article 13.

      12.9 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be telecopied or mailed by first class registered or certified airmail (return receipt requested), postage prepaid, and shall be deemed given when so telecopied or, if mailed, when received:

            (a)   if to Agencourt to:

                  Agencourt Bioscience Corporation
                  100 Cummings Center
                  Suite 107J
                  Beverly, MA  01915
                  Attention: Chief Executive Officer
                  Facsimile: (978) 867-2601

                  With a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  399 Park Avenue
                  Thirty - First Floor
                  New York, NY 10022-4697
                  Attention: John J. Altorelli, Esq.
                  Facsimile: 212-319-4090

                  or to such other person at such other place as Agencourt shall designate to Packard in writing;

            (b)   if to Packard, to:

                  Packard BioScience Company
                  800 Research Parkway
                  Meriden, CT 06450
                  Attention: Chief Financial Officer
                  Facsimile: 203-235-6089

                  With a copy to:

                  Packard BioScience Company
                  800 Research Parkway
                  Meriden, CT 06450
                  Attention: General Counsel
                  Facsimile: 203-235-6089

                  and:

                  Day, Berry & Howard LLP
                  CityPlace I
                  Hartford, CT 06103
                  Attention: Richard D. Harris, Esq.
                  Facsimile: (860) 275-0343

                  or to such other person at such other places as Packard shall designate to Agencourt in writing.

13.   MISCELLANEOUS

      13.1 Entire Agreement and Amendment. This Agreement, and the other agreements referred to herein between the Parties, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement or to the Exhibits hereto, shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

      13.2 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the non-performing Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payor because of a force majeure affecting the payor.

      13.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      13.4 Consents Not Unreasonably Withheld or Delayed. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

      13.5 Maintenance of Records. Each Party shall keep and maintain all records required of it by law or regulation or by this Agreement with respect to the transactions contemplated in this Agreement, and shall make copies of such records available to the other Party upon request.

      13.6 United States Dollars. References in this Agreement to "Dollars" or "$" shall mean the legal tender of the United States of America.

      13.7 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

      13.8 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

      13.9 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to a successor-in-interest without the other Party's consent upon a Change of Control of such Party, unless the Change of Control has occurred in connection with any of the following Persons: [* * *]. Any permitted successor-in-interest or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.
Any permitted assignment shall be binding on the successors-in-interest of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.9 shall be null and void and of no legal effect. This Agreement shall be binding upon and shall inure to the benefit of each Party's successors-in-interest and permitted assigns.

      13.10 Performance by Affiliates. Obligations under this Agreement may be performed by Affiliates of Agencourt and of Packard. In the event any such performance is carried out by Affiliates with the prior consent of the other Party, each of Agencourt and Packard guarantees performance of this Agreement by its Affiliates. No Affiliate of a Party may make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

      13.11 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      13.12 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

      13.13 No Waiver. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, except



[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

      13.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

      13.15 Business Days. If any date for payment or notice under this Agreement falls on a Saturday, Sunday or bank holiday, then the referenced date shall move to the first working day following such date, provided that the calculation of working days are never to include Saturdays, Sundays or bank holidays and the calculation of days (without reference to "working" days) shall include Saturdays, Sundays and bank holidays.

      13.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      13.17 Good Faith Negotiations. If after the Effective Date any dispute arises in connection with this Agreement, with respect to a claim that is not settled promptly in the ordinary course of business, the Parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the Parties are unable to resolve such dispute between them within twenty (20) business days (or such period as the Parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the manner set forth in
Section 13.18.

      13.18 Arbitration. If the Parties do not resolve a dispute under Section 13.17, the dispute shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive Law of the Commonwealth of Massachusetts. The arbitration shall be conducted at the Association's regional office located in the Boston, Massachusetts area by one neutral arbitrator. Judgment upon the arbitrator's award may be entered and enforced in any court of competent jurisdiction. Neither Party shall institute a proceeding hereunder unless at least 60 days prior thereto such Party shall have given written notice to the other Party of its intent to do so. In any award, the arbitrator shall assess the arbitration costs and expenses, including attorneys' fees of the Parties, in a manner deemed equitable by the arbitrator, taking into account the arbitration decision.

      13.19 Waiver of Jury Trial. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHICH HAS NOT BEEN RESOLVED BY NEGOTIATION AS PROVIDED HEREIN AND AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

      13.20 No Partnership. The relationship of the Parties hereto shall be that of independent contractors and neither Party shall have the authority to bind the other Party. Nothing herein shall be construed to create any partnership, joint venture, or similar relationship, or to subject the Parties to any implied duties or obligations respecting the conduct of their affairs which are not expressly stated herein.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the date and year first above written.

                        AGENCOURT BIOSCIENCE CORPORATION

                        By: /s/ R. Brian McKernan
                            ----------------------------------------
                            R. Brian McKernan
                            President


                        PACKARD BIOSCIENCE COMPANY


                        By: /s/ Ben D. Kaplan
                            ----------------------------------------
                            Name: Ben D. Kaplan
                            Title: VP & CFO


                [SIGNATURE PAGE TO STRATEGIC MARKETING AGREEMENT]